As filed with the Securities and Exchange Commission on October 2, 1996

                                                               File No. 33-96632
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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                         POST-EFFECTIVE AMENDMENT #1
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         QUINTEL ENTERTAINMENT, INC.
             (Exact name of registrant specified in its charter)

   Delaware                          7900                          22-3322277
---------------                 -----------------              -----------------
(State or other                (Primary Standard                I.R.S. Employer
jurisdiction of                 Industrial Code                  Identification
incorporation)                       No.)                             No.)


        One Blue Hill Plaza, Pearl River, New York 10965 (914) 620-1212
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              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         JEFFREY L. SCHWARTZ, CHAIRMAN
                          QUINTEL ENTERTAINMENT, INC.

        One Blue Hill Plaza, Pearl River, New York 10965 (914) 620-1212
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              (Address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

                             MURRAY L. SKALA, ESQ.
                          FEDER, KASZOVITZ, ISAACSON,
                            WEBER, SKALA & BASS LLP
                             750 LEXINGTON AVENUE
                        NEW YORK, NEW YORK  10022-1200
                                (212) 888-8200
                              FAX: (212) 888-7776

                               -----------------

         THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT BE MADE EFFECTIVE AS SOON AS PRACTICABLE.
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         The Registrant hereby deregisters 13,000 shares of Common Stock (the
"Feder Kaszovitz Shares"), par value $.001, included in the Registrant's Registration Statement on Form S-1, which was declared effective by the Commission on December 5, 1995 (File No. 33-96632) (the "Registration Statement"), and which remain unsold.

         The Feder Kaszovitz Shares represent a portion of the 25,000 shares of Common Stock included in the Selling Shareholder Prospectus of the Registration Statement. Such 25,000 shares were issued to Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel to the Registrant ("Feder Kaszovitz"), as partial consideration for services rendered to the Registrant in connection with the preparation of the Registration Statement.

         The prospectus covering the Feder Kaszovitz Shares does not contain current information, as required by the Securities Act of 1933, as amended (the "Act"). The Registrant, therefore, wishes to deregister the Feder Kaszovitz Shares and, upon the effectiveness of this Post-Effective Amendment, re-register the Feder Kaszovitz Shares in a new registration statement on Form S-1 to be filed by the Registrant (which will also be simultaneously registering other shares for unrelated purposes). Such re- registration will allow the holders of the Feder Kaszovitz Shares to sell such shares in compliance with the Act.

         The Registrant anticipates filing such new registration statement by October 12, 1996. Therefore, the Registrant respectfully requests that the Commission deregister the Feder Kaszovitz Shares as soon as possible, but in any event by October 11, 1996.





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
                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to a Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, New York, on the 2nd day of October, 1996.


                                           QUINTEL ENTERTAINMENT, INC.


                                           By: /s/Jeffrey L. Schwartz
                                               ------------------------
                                               Jeffrey L. Schwartz
                                               Chairman





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